Exhibit 99.1

        PharmaFrontiers Plans to Ask SEC for Accelerated Effective Date



    THE WOODLANDS, Texas--(BUSINESS WIRE)--July 27, 2005--PharmaFrontiers Corp. (OTCBB:PFTR), a company involved in the development and commercialization of cell therapies, filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission (SEC) July 19, 2005. The SEC has advised PharmaFrontiers that it will not review the Registration Statement. The company will request acceleration of the effectiveness of this Registration.

    About PharmaFrontiers Corporation

    PharmaFrontiers' strategy is to develop and commercialize cell therapies to treat several major disease areas such as cardiac and pancreatic conditions and Multiple Sclerosis. The company holds the exclusive worldwide license from the University of Chicago, through its prime contractor relationship with Argonne National Laboratory, for patents relating to the use of adult pluripotent stem cells derived from patients' own circulating blood. PharmaFrontiers also owns patented and proprietary individualized cell therapies that are in FDA Phase I/II human dose ranging clinical trials to evaluate their safety and effectiveness in treating MS.

    Safe Harbor Statement

    This press release contains "forward-looking statements," including statements about PharmaFrontiers' growth and future operating results, discovery and development of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. These forward-looking statements are based on management's current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including those relating to PharmaFrontiers' ability to obtain additional funding, develop its stem cell technologies, achieve its operational objectives, and obtain patent protection for its discoveries, that may cause PharmaFrontiers' actual results to be materially different from any future results expressed or implied by such forward-looking statements. PharmaFrontiers undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.


    CONTACT: PharmaFrontiers Corp., The Woodlands
             C. William Rouse, 281-775-0608
             brouse@pharmafrontierscorp.com
             or
             Lippert/Heilshorn & Associates
             Investor Relations Contacts:
             Kim Sutton Golodetz, 212-838-3777
             kgolodetz@lhai.com
             or
             Bruce Voss, 310-691-7100
             bvoss@lhai.com
             or
             Media Relations Contact:
             Mark Stuart, 310-691-7100
             mstuart@lhai.com